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                                                         EXHIBIT 23.2

                          MILLER AND LENTS, LTD.



                CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
Miller Exploration Company
Traverse City, Michigan


     We hereby consent to the references to Miller and Lents, Ltd. and to the proved reserve estimates from our report entitled, "Miller Exploration Company, Proved Reserves and Future Net Revenues as of December 31, 1998, SEC Price Case" dated March 12, 1999 in the Annual Report on Form 10-K of Miller Exploration Company for the fiscal year ended December 31, 1998.
We hereby consent to the incorporation by reference of the Miller and Lents, Ltd. estimates of proved reserves contained in the Annual Report on Form 10-K into Miller Exploration Company's Registration Statement on
Forms S-8 (Nos. 333-70247, 333-70249, and 333-70251).


                                   MILLER AND LENTS, LTD.



                                   /s/Larry M. Gring
                                   Larry M. Gring
                                   Senior Vice President

Houston, Texas
April 14, 1999